CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference into the accompanying Registration Statement on Form S-8 for Crown Energy Corporation, of our report dated March 5, 1997, relating to the financial statements of Crown Energy Corporation for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in the registration statement.

/s/ Pritchett, Siler & Hardy, P.C.

PRITCHETT, SILER & HARDY, P.C.

Salt Lake City, Utah
December 26, 2000